Filed Pursuant to Rule 433

Registration No. 333-277990

Issuer Free Writing Prospectus dated February 2, 2026

Relating to Preliminary Prospectus Supplement dated February 2, 2026 (the “Preliminary Prospectus Supplement”)

to Prospectus dated February 2, 2026

ORACLE CORPORATION

$500,000,000 of Floating Rate Notes Due 2029

$3,000,000,000 of 4.550% Notes Due 2029

$3,500,000,000 of 4.950% Notes Due 2031

$3,000,000,000 of 5.350% Notes Due 2033

$5,000,000,000 of 5.700% Notes Due 2036

$2,250,000,000 of 6.550% Notes Due 2046

$5,000,000,000 of 6.700% Notes Due 2056

$2,750,000,000 of 6.850% Notes due 2066

(the “Investment Grade Notes Offering”)

The information in this pricing term sheet relates only to the Investment Grade Notes Offering and should be read together with (i) the preliminary prospectus supplement dated February 2, 2026 relating to the Investment Grade Notes Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (ii) the related base prospectus dated February 2, 2026, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-277990. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

FINAL PRICING TERM SHEET

Floating Rate Notes due 2029 (“2029 Floating Rate Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$500,000,000

Maturity:	February 4, 2029

Coupon:	Compounded SOFR, plus 1.11% per year

Price to Public:	100.000% of the principal amount

Interest Payment Dates:	February 4, May 4, August 4 and November 4, commencing May 4, 2026

Day Count Convention:	Actual/360

Optional Redemption:	Oracle Corporation may not redeem the 2029 Floating Rate Notes prior to maturity

Trade Date:	February 2, 2026

Settlement Date:	February 4, 2026 (T+2)

CUSIP / ISIN Numbers:	68389XDV4 / US68389XDV47

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC
BNP Paribas Securities Corp. PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc. Santander US Capital Markets LLC TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Standard Chartered Bank Wells Fargo Securities, LLC

4.550% Notes due 2029 (“2029 Fixed Rate Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$3,000,000,000

Maturity:	February 4, 2029

Coupon:	4.550%

Price to Public:	99.872% of the principal amount

Interest Payment Dates:	February 4 and August 4, commencing August 4, 2026

Day Count Convention:	30/360

Benchmark Treasury:	3.500% due January 15, 2029

Benchmark Treasury Yield:	3.646%

Spread to Benchmark Treasury:	+95 basis points

Yield to Maturity:	4.596%

Optional Redemption:

Prior to January 4, 2029 (one month prior to the maturity date (the “2029 Par Call Date”)), Oracle Corporation may redeem the 2029 Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Fixed Rate Notes matured on the 2029 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2029 Fixed Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2029 Par Call Date, Oracle Corporation may redeem the 2029 Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Fixed Rate Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	February 2, 2026

Settlement Date:	February 4, 2026 (T+2)

CUSIP / ISIN Numbers:	68389XDW2 / US68389XDW20

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC
BNP Paribas Securities Corp. PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc. Santander US Capital Markets LLC TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Standard Chartered Bank Wells Fargo Securities, LLC

4.950% Notes due 2031 (“2031 Fixed Rate Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$3,500,000,000

Maturity:	February 4, 2031

Coupon:	4.950%

Price to Public:	99.834% of the principal amount

Interest Payment Dates:	February 4 and August 4, commencing August 4, 2026

Day Count Convention:	30/360

Benchmark Treasury:	3.700% due January 31, 2031

Benchmark Treasury Yield:	3.838%

Spread to Benchmark Treasury:	+115 basis points

Yield to Maturity:	4.988%

Optional Redemption:

Prior to January 4, 2031 (one month prior to the maturity date (the “2031 Par Call Date”)), Oracle Corporation may redeem the 2031 Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Fixed Rate Notes matured on the 2031 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2031 Fixed Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2031 Par Call Date, Oracle Corporation may redeem the 2031 Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Fixed Rate Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	February 2, 2026

Settlement Date:	February 4, 2026 (T+2)

CUSIP / ISIN Numbers:	68389XDX0 / US68389XDX03

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC
BNP Paribas Securities Corp. PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc. Santander US Capital Markets LLC TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Standard Chartered Bank Wells Fargo Securities, LLC

5.350% Notes due 2033 (“2033 Fixed Rate Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$3,000,000,000

Maturity:	May 4, 2033

Coupon:	5.350%

Price to Public:	99.951% of the principal amount

Interest Payment Dates:	May 4 and November 4, commencing November 4, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.000% due January 31, 2033

Benchmark Treasury Yield:	4.054%

Spread to Benchmark Treasury:	+130 basis points

Yield to Maturity:	5.354%

Optional Redemption:

Prior to March 4, 2033 (two months prior to the maturity date (the “2033 Par Call Date”)), Oracle Corporation may redeem the 2033 Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2033 Fixed Rate Notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2033 Fixed Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2033 Par Call Date, Oracle Corporation may redeem the 2033 Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Fixed Rate Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	February 2, 2026

Settlement Date:	February 4, 2026 (T+2)

CUSIP / ISIN Numbers:	68389XDY8 / US68389XDY85

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC
BNP Paribas Securities Corp. PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc. Santander US Capital Markets LLC TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Standard Chartered Bank Wells Fargo Securities, LLC

5.700% Notes due 2036 (“2036 Fixed Rate Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$5,000,000,000

Maturity:	February 4, 2036

Coupon:	5.700%

Price to Public:	99.782% of the principal amount

Interest Payment Dates:	February 4 and August 4, commencing August 4, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.000% due November 15, 2035

Benchmark Treasury Yield:	4.279%

Spread to Benchmark Treasury:	+145 basis points

Yield to Maturity:	5.729%

Optional Redemption:

Prior to November 4, 2035 (three months prior to the maturity date (the “2036 Par Call Date”)), Oracle Corporation may redeem the 2036 Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2036 Fixed Rate Notes matured on the 2036 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 25 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2036 Fixed Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2036 Par Call Date, Oracle Corporation may redeem the 2036 Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2036 Fixed Rate Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	February 2, 2026

Settlement Date:	February 4, 2026 (T+2)

CUSIP / ISIN Numbers:	68389XDZ5 / US68389XDZ50

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC
BNP Paribas Securities Corp. PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc. Santander US Capital Markets LLC TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Standard Chartered Bank Wells Fargo Securities, LLC

6.550% Notes due 2046 (“2046 Fixed Rate Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,250,000,000

Maturity:	February 4, 2046

Coupon:	6.550%

Price to Public:	99.912% of the principal amount

Interest Payment Dates:	February 4 and August 4, commencing August 4, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.625% due November 15, 2045

Benchmark Treasury Yield:	4.858%

Spread to Benchmark Treasury:	+170 basis points

Yield to Maturity:	6.558%

Optional Redemption:

Prior to August 4, 2045 (six months prior to the maturity date (the “2046 Par Call Date”)), Oracle Corporation may redeem the 2046 Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2046 Fixed Rate Notes matured on the 2046 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 30 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2046 Fixed Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2046 Par Call Date, Oracle Corporation may redeem the 2046 Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2046 Fixed Rate Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	February 2, 2026

Settlement Date:	February 4, 2026 (T+2)

CUSIP / ISIN Numbers:	68389XEA9 / US68389XEA90

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC
BNP Paribas Securities Corp. PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc. Santander US Capital Markets LLC TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Standard Chartered Bank Wells Fargo Securities, LLC

6.700% Notes due 2056 (“2056 Fixed Rate Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$5,000,000,000

Maturity:	February 4, 2056

Coupon:	6.700%

Price to Public:	99.820% of the principal amount

Interest Payment Dates:	February 4 and August 4, commencing August 4, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.750% due August 15, 2055

Benchmark Treasury Yield:	4.914%

Spread to Benchmark Treasury:	+180 basis points

Yield to Maturity:	6.714%

Optional Redemption:

Prior to August 4, 2055 (six months prior to the maturity date (the “2056 Par Call Date”)), Oracle Corporation may redeem the 2056 Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2056 Fixed Rate Notes matured on the 2056 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 30 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2056 Fixed Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2056 Par Call Date, Oracle Corporation may redeem the 2056 Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2056 Fixed Rate Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	February 2, 2026

Settlement Date:	February 4, 2026 (T+2)

CUSIP / ISIN Numbers:	68389XEB7 / US68389XEB73

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc. J.P. Morgan Securities LLC BNP Paribas Securities Corp. PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc. Santander US Capital Markets LLC TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Standard Chartered Bank Wells Fargo Securities, LLC

6.850% Notes due 2066 (“2066 Fixed Rate Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,750,000,000

Maturity:	February 4, 2066

Coupon:	6.850%

Price to Public:	99.810% of the principal amount

Interest Payment Dates:	February 4 and August 4, commencing August 4, 2026

Day Count Convention:	30/360

Benchmark Treasury:	4.750% due August 15, 2055

Benchmark Treasury Yield:	4.914%

Spread to Benchmark Treasury:	+195 basis points

Yield to Maturity:	6.864%

Optional Redemption:

Prior to August 4, 2065 (six months prior to the maturity date (the “2066 Par Call Date”)), Oracle Corporation may redeem the 2066 Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2066 Fixed Rate Notes matured on the 2066 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 30 basis points, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2066 Fixed Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2066 Par Call Date, Oracle Corporation may redeem the 2066 Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2066 Fixed Rate Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	February 2, 2026

Settlement Date:	February 4, 2026 (T+2)

CUSIP / ISIN Numbers:	68389XEC5 / US68389XEC56

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 (negative) / BBB (negative) / BBB (stable)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC BNP Paribas Securities Corp. PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Co-Managers:	NatWest Markets Securities Inc. Santander US Capital Markets LLC TD Securities (USA) LLC
BNY Mellon Capital Markets, LLC Credit Agricole Securities (USA) Inc. ING Financial Markets LLC Standard Chartered Bank Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement, as amended by Post-Effective Amendment No. 1 (including a prospectus and related preliminary prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus (as amended) in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents, and, when available, the final prospectus supplement related to the offering for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting any of the representatives of the underwriters: BofA Securities, Inc., Telephone: 1-800-294-1322; Citigroup Global Markets Inc., Telephone: 1-800-831-9146; Deutsche Bank Securities Inc., Telephone: 1-800-503-4611; Goldman Sachs & Co. LLC, Telephone: 1-866-471-2526; HSBC Securities (USA) Inc., Telephone: 1-866-811-8049; J.P. Morgan Securities LLC, Telephone: 1-212-834-4533; or by emailing Oracle Corporation’s Investor Relations at investor_us@oracle.com.

This communication should be read in conjunction with the preliminary prospectus supplement, the related prospectus and, when available, the final prospectus supplement related to the offering. The information in this communication supersedes the information in the preliminary prospectus supplement.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.